EXHIBIT 32

           Certifications Required by Section 1350 of Title 18 of the
                               United States Code

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his or her capacity as an officer of PennFed Financial Services, Inc. (the "Registrant") that the Annual Report of the Registrant on Form 10-K for the period ended June 30, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and results of operations of the Registrant for such period.


                                     By: /s/ Joseph L. LaMonica
                                         --------------------------------------
                                         Joseph L. LaMonica
                                         President and Chief
                                         Executive Officer

                                         Date: September 13, 2004


                                     By: /s/ Claire M. Chadwick
                                         --------------------------------------
                                         Claire M. Chadwick
                                         Executive Vice President,
                                         Chief Financial Officer and Controller

                                         Date: September 13, 2004